Exhibit 99

Snap-on Announces Second Quarter 2012 Results

Operating earnings before financial services improves to 14.2% of sales;

Diluted EPS of $1.30 increases 14% (excluding 2011 arbitration settlement gain);

Sales, excluding foreign currency effects, up 4.5%

KENOSHA, Wis.--(BUSINESS WIRE)--July 19, 2012--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2012.

  Sales of $737.9 million increased $11.2 million, or 1.5%, from 2011 levels; excluding $20.8 million of unfavorable foreign currency translation, organic sales increased 4.5%. Second quarter 2012 revenues (net sales plus financial services revenue) were $777.8 million.
  Restructuring costs of $10.2 million included $6.8 million, as expected, for the settlement of a pension plan related to a 2011 facility closure; second-quarter 2011 restructuring costs were $1.9 million.
  Operating earnings before financial services of $104.6 million, including $8.3 million of higher restructuring costs, improved to 14.2% of sales as compared to $98.8 million, or 13.6% of sales, last year.
  Financial services operating earnings of $25.6 million compares with $17.5 million (excluding the $18.0 million arbitration settlement gain) last year; second-quarter 2011 operating earnings from financial services, including the arbitration settlement gain, were $35.5 million.
  Consolidated operating earnings of $130.2 million increased $13.9 million from comparable (excluding arbitration settlement gain) prior-year levels and improved to 16.7% of revenues as compared to 15.4% last year. Including the arbitration settlement gain, consolidated operating earnings in the second quarter of 2011 were $134.3 million or 17.7% of revenues.
  Net earnings of $76.4 million, or $1.30 per diluted share, compares with second-quarter 2011 net earnings of $66.9 million, or $1.14 per diluted share, excluding the $18.0 million ($11.1 million after tax or $0.19 per diluted share) arbitration settlement gain. Net earnings in the second quarter of 2011, including the arbitration settlement gain, were $78.0 million, or $1.33 per diluted share.

“We’re encouraged by our second quarter 2012 results, which we believe validate the strength of Snap-on’s ability to serve ‘the serious’ - professionals performing critical tasks where the costs and penalties for failure can be high,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe the organic sales increase, achieved despite uncertainties surrounding the global macroeconomic environment, particularly in Europe, illustrates ongoing advancements along our defined runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending into critical industries, and building in emerging markets. At the same time, we believe the continuing operating margin improvements are a clear reflection of our Snap-on Value Creation Processes and their positive contributions to our enterprise. Finally, I note that the second quarter results and our favorable trends are due to the dedication and efforts of our franchisees and associates worldwide; I thank them for their ongoing support and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $283.4 million in the second quarter increased $3.7 million, or 1.3%, from 2011 levels; excluding $10.1 million of unfavorable foreign currency translation, organic sales increased 5.1%.

Operating earnings of $32.8 million in the period includes $3.2 million of restructuring costs, primarily to improve the segment’s cost structure in Europe; operating earnings of $29.2 million last year included $0.5 million of restructuring costs. As a percentage of sales, operating earnings of 11.6% in the quarter increased 120 basis points (100 basis points equals 1.0 percent) from 10.4% a year ago, despite a 90 basis point impact from the higher restructuring costs.

Snap-on Tools Group segment sales of $325.0 million in the second quarter rose $26.0 million, or 8.7%, from 2011 levels; excluding $3.5 million of unfavorable foreign currency translation, organic sales increased 10.0%.

Operating earnings of $44.5 million in the period includes $6.9 million of restructuring costs, largely for a pension plan settlement related to a 2011 facility closure; operating earnings of $46.2 million last year included $0.8 million of restructuring costs. As a percentage of sales, operating earnings of 13.7% in the quarter decreased 180 basis points from 15.5% a year ago, including a 190 basis point impact from the higher restructuring costs.

Repair Systems & Information Group segment sales of $227.4 million in the second quarter decreased $7.1 million, or 3.0%, from 2011 levels; excluding $7.5 million of unfavorable foreign currency translation, organic sales rose 0.2%.

Operating earnings of $52.2 million in the period increased $3.2 million from 2011 levels. As a percentage of sales, operating earnings of 23.0% in the quarter compared with 20.9% a year ago.

Financial Services operating earnings were $25.6 million on $39.9 million of revenue in the second quarter of 2012, as compared to operating earnings of $17.5 million (excluding the $18.0 million arbitration settlement gain) on $30.3 million of revenue a year ago.

Corporate expenses were $24.9 million and $25.6 million in the second quarters of 2012 and 2011, respectively.

Outlook

Snap-on expects to continue with its planned strategic investments to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. As a result of these initiatives, Snap-on now anticipates that capital expenditures in 2012 will be in a range of $70 million to $80 million, of which $39.8 million was spent in the first six months of 2012. Snap-on also anticipates that its full year 2012 effective income tax rate will approximate 33.5%.

Non-GAAP Information

Snap-on is including certain non-GAAP supplemental information as part of this release. The non-GAAP information excludes the effects of last year’s $18.0 million arbitration settlement gain in the second quarter of 2011 as management believes that the non-GAAP measures provide a more meaningful comparison of the company’s year-over-year operating performance. For information on the non-GAAP measures, see the attached “Reconciliation of non-GAAP Financial Measures” schedule included with this release.

Conference Call and Webcast July 19, 2012, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 19, 2012, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation, aerospace, agriculture, construction, government and military, mining, natural resources and power generation. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net sales	$737.9	$726.7	$1,473.1	$1,420.4
Cost of goods sold	(388.0)	(384.5)	(775.5)	(747.6)
Gross profit	349.9	342.2	697.6	672.8
Operating expenses	(245.3)	(243.4)	(495.5)	(486.7)
Operating earnings before financial services	104.6	98.8	202.1	186.1

Financial services revenue	39.9	30.3	77.9	56.1
Financial services expenses	(14.3)	(12.8)	(28.4)	(26.1)
Operating earnings from financial services
before arbitration settlement	25.6	17.5	49.5	30.0
Arbitration settlement	-	18.0	-	18.0
Operating earnings from financial services	25.6	35.5	49.5	48.0

Operating earnings	130.2	134.3	251.6	234.1
Interest expense	(13.9)	(16.3)	(27.8)	(32.6)
Other income (expense) – net	0.1	0.9	(0.3)	1.7
Earnings before income taxes and
equity earnings	116.4	118.9	223.5	203.2
Income tax expense	(38.3)	(39.8)	(73.5)	(67.0)
Earnings before equity earnings	78.1	79.1	150.0	136.2
Equity earnings, net of tax	0.4	0.8	1.5	1.7
Net earnings	78.5	79.9	151.5	137.9
Net earnings attributable to noncontrolling interests	(2.1)	(1.9)	(4.1)	(3.7)
Net earnings attributable to Snap-on Inc.	$76.4	$78.0	$147.4	$134.2

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.31	$1.34	$2.53	$2.31
Diluted	1.30	1.33	2.51	2.29

Weighted-average shares outstanding:
Basic	58.2	58.2	58.2	58.2
Effect of dilutive options	0.6	0.6	0.6	0.5
Diluted	58.8	58.8	58.8	58.7

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net sales:
Commercial & Industrial Group	$283.4	$279.7	$569.9	$552.1
Snap-on Tools Group	325.0	299.0	641.6	581.0
Repair Systems & Information Group	227.4	234.5	453.5	461.5
Segment net sales	835.8	813.2	1,665.0	1,594.6
Intersegment eliminations	(97.9)	(86.5)	(191.9)	(174.2)
Total net sales	$737.9	$726.7	$1,473.1	$1,420.4
Financial Services revenue	39.9	30.3	77.9	56.1
Total revenues	$777.8	$757.0	$1,551.0	$1,476.5

Operating earnings:
Commercial & Industrial Group	$32.8	$29.2	$62.0	$60.8
Snap-on Tools Group	44.5	46.2	90.6	83.3
Repair Systems & Information Group	52.2	49.0	100.8	91.8
Financial Services*	25.6	35.5	49.5	48.0
Segment operating earnings	155.1	159.9	302.9	283.9
Corporate	(24.9)	(25.6)	(51.3)	(49.8)
Operating earnings	$130.2	$134.3	$251.6	$234.1
Interest expense	(13.9)	(16.3)	(27.8)	(32.6)
Other income (expense) – net	0.1	0.9	(0.3)	1.7
Earnings before income taxes
and equity earnings	$116.4	$118.9	$223.5	$203.2

*	For the three and six month periods ended July 2, 2011, Financial Services operating earnings included an $18.0 million pretax arbitration settlement gain.

SNAP-ON INCORPORATED
Reconciliation of non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,	July 2,	June 30,	July 2,
		2012	2011	2012	2011
AS REPORTED
	Net sales	$737.9	$726.7	$1,473.1	$1,420.4
	Financial services revenue	39.9	30.3	77.9	56.1
	Total revenues	$777.8	$757.0	$1,551.0	$1,476.5

PRO FORMA INFORMATION

1)	Operating earnings
	As reported	$130.2	$134.3	$251.6	$234.1
	Less: Arbitration settlement gain	-	(18.0)	-	(18.0)
	Excluding arbitration settlement gain	$130.2	$116.3	$251.6	$216.1

	Operating earnings as a percentage of total revenues
	As reported	16.7%	17.7%	16.2%	15.9%
	Excluding arbitration settlement gain	16.7%	15.4%	16.2%	14.6%

2)	Arbitration settlement gain
	As reported	$-	$18.0	$-	$18.0
	Income tax expense	-	(6.9)	-	(6.9)
	Arbitration settlement gain, net of tax	$-	$11.1	$-	$11.1

	Weighted-average shares outstanding - Diluted	58.8	58.8	58.8	58.7

	Diluted EPS - Arbitration settlement gain	$-	$0.19	$-	$0.19

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$76.4	$78.0	$147.4	$134.2
	Less: Arbitration settlement gain, net of tax	-	(11.1)	-	(11.1)
	Excluding arbitration settlement gain	$76.4	$66.9	$147.4	$123.1

4)	Diluted EPS
	As reported	$1.30	$1.33	$2.51	$2.29
	Less: Diluted EPS - Arbitration settlement gain	-	(0.19)	-	(0.19)
	Excluding arbitration settlement gain	$1.30	$1.14	$2.51	$2.10

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding last year's $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) as management believes that these non-GAAP measures provide a more meaningful comparison of the company's year-over-year operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 30,	December 31,
	2012	2011

Assets
Cash and cash equivalents	$173.6	$185.6
Trade and other accounts receivable – net	455.8	463.5
Finance receivables – net	305.9	277.2
Contract receivables – net	49.2	49.7
Inventories – net	401.4	386.4
Deferred income tax assets	86.5	92.6
Prepaid expenses and other assets	82.4	75.7
Total current assets	1,554.8	1,530.7

Property and equipment – net	361.6	352.9
Deferred income tax assets	123.3	125.2
Long-term finance receivables – net	463.7	431.8
Long-term contract receivables – net	178.4	165.1
Goodwill	786.2	795.8
Other intangibles – net	186.0	188.3
Other assets	87.7	83.1
Total Assets	$3,741.7	$3,672.9

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$14.2	$16.2
Accounts payable	141.4	124.6
Accrued benefits	45.0	48.8
Accrued compensation	74.1	91.0
Franchisee deposits	49.1	47.3
Other accrued liabilities	272.3	255.9
Total current liabilities	596.1	583.8

Long-term debt	970.2	967.9
Deferred income tax liabilities	112.0	108.1
Retiree health care benefits	50.3	52.8
Pension liabilities	270.4	317.7
Other long-term liabilities	92.8	95.3
Total Liabilities	2,091.8	2,125.6

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	196.9	181.4
Retained earnings	1,950.9	1,843.7
Accumulated other comprehensive loss	(180.8)	(174.6)
Treasury stock at cost	(400.9)	(386.9)
Total Shareholders' Equity attributable to Snap-on Inc.	1,633.4	1,530.9
Noncontrolling interests	16.5	16.4
Total Shareholders' Equity	1,649.9	1,547.3
Total Liabilities and Shareholders' Equity	$3,741.7	$3,672.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 30,	July 2,
	2012	2011

Operating activities:
Net earnings	$78.5	$79.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.6	11.8
Amortization of other intangibles	6.6	6.5
Provision for losses on finance receivables	4.8	4.6
Provision for losses on non-finance receivables	3.5	2.5
Stock-based compensation expense	7.4	6.3
Excess tax benefits from stock-based compensation	(0.7)	(0.7)
Deferred income tax benefit	(10.8)	(8.0)
Loss (gain) on sale of assets	(0.1)	0.1
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(5.9)	6.1
(Increase) decrease in contract receivables	(9.3)	(14.5)
(Increase) decrease in inventories	(15.3)	(20.5)
(Increase) decrease in prepaid and other assets	(6.6)	(13.5)
Increase (decrease) in accounts payable	5.1	(3.5)
Increase (decrease) in accruals and other liabilities	21.9	(70.8)
Net cash provided (used) by operating activities	91.7	(13.7)

Investing activities:
Additions to finance receivables	(149.9)	(133.4)
Collections of finance receivables	110.1	83.9
Capital expenditures	(18.0)	(14.7)
Disposal of property and equipment	0.3	2.5
Other	-	0.2
Net cash used by investing activities	(57.5)	(61.5)

Financing activities:
Proceeds from short-term borrowings	-	1.6
Repayments of short-term borrowings	(0.8)	(3.5)
Net increase (decrease) in other short-term borrowings	1.2	(0.5)
Purchase of treasury stock	(8.2)	(16.9)
Proceeds from stock purchase and option plans	9.2	14.5
Cash dividends paid	(19.5)	(18.6)
Excess tax benefits from stock-based compensation	0.7	0.7
Other	(2.7)	(2.1)
Net cash used by financing activities	(20.1)	(24.8)

Effect of exchange rate changes on cash and cash equivalents	(2.1)	0.9
Increase (decrease) in cash and cash equivalents	12.0	(99.1)

Cash and cash equivalents at beginning of period	161.6	517.3
Cash and cash equivalents at end of period	$173.6	$418.2

Supplemental cash flow disclosures:
Cash paid for interest	$(1.5)	$(0.2)
Net cash paid for income taxes	(32.2)	(63.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 30,	July 2,
	2012	2011

Operating activities:
Net earnings	$151.5	$137.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	25.2	24.2
Amortization of other intangibles	13.0	12.4
Provision for losses on finance receivables	8.7	6.4
Provision for losses on non-finance receivables	6.3	8.2
Stock-based compensation expense	16.1	12.2
Excess tax benefits from stock-based compensation	(2.7)	(2.0)
Deferred income tax provision (benefit)	2.6	(4.4)
Loss (gain) on sale of assets	(0.9)	0.1
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(2.9)	(3.4)
(Increase) decrease in contract receivables	(13.5)	(22.0)
(Increase) decrease in inventories	(19.4)	(49.8)
(Increase) decrease in prepaid and other assets	(27.0)	(25.0)
Increase (decrease) in accounts payable	20.1	(9.8)
Increase (decrease) in accruals and other liabilities	(20.4)	(70.8)
Net cash provided by operating activities	156.7	14.2

Investing activities:
Additions to finance receivables	(285.4)	(261.6)
Collections of finance receivables	216.2	170.7
Capital expenditures	(39.8)	(33.3)
Disposal of property and equipment	2.2	2.7
Other	-	0.2
Net cash used by investing activities	(106.8)	(121.3)

Financing activities:
Proceeds from short-term borrowings	6.5	11.2
Repayments of short-term borrowings	(8.5)	(12.0)
Net increase in other short-term borrowings	0.2	-
Purchase of treasury stock	(38.1)	(34.5)
Proceeds from stock purchase and option plans	22.5	26.3
Cash dividends paid	(39.6)	(37.5)
Excess tax benefits from stock-based compensation	2.7	2.0
Other	(6.3)	(4.2)
Net cash used by financing activities	(60.6)	(48.7)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	1.8
Decrease in cash and cash equivalents	(12.0)	(154.0)

Cash and cash equivalents at beginning of year	185.6	572.2
Cash and cash equivalents at end of period	$173.6	$418.2

Supplemental cash flow disclosures:
Cash paid for interest	$(27.7)	$(24.3)
Net cash paid for income taxes	(39.1)	(71.9)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net sales	$737.9	$726.7	$-	$-
Cost of goods sold	(388.0)	(384.5)	-	-
Gross profit	349.9	342.2	-	-
Operating expenses	(245.3)	(243.4)	-	-
Operating earnings before financial services	104.6	98.8	-	-

Financial services revenue	-	-	39.9	30.3
Financial services expenses	-	-	(14.3)	(12.8)
Operating earnings from financial services
before arbitration settlement	-	-	25.6	17.5
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	-	-	25.6	35.5

Operating earnings	104.6	98.8	25.6	35.5
Interest expense	(13.6)	(15.9)	(0.3)	(0.4)
Intersegment interest income (expense) – net	10.4	8.9	(10.4)	(8.9)
Other income (expense) – net	0.2	0.8	(0.1)	0.1
Earnings before income taxes and equity earnings	101.6	92.6	14.8	26.3
Income tax expense	(32.9)	(29.9)	(5.4)	(9.9)
Earnings before equity earnings	68.7	62.7	9.4	16.4
Financial services – net earnings
attributable to Snap-on Inc.	9.4	16.4	-	-
Equity earnings, net of tax	0.4	0.8	-	-
Net earnings	78.5	79.9	9.4	16.4
Net earnings attributable to noncontrolling interests	(2.1)	(1.9)	-	-
Net earnings attributable to Snap-on Inc.	$76.4	$78.0	$9.4	$16.4

*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net sales	$1,473.1	$1,420.4	$-	$-
Cost of goods sold	(775.5)	(747.6)	-	-
Gross profit	697.6	672.8	-	-
Operating expenses	(495.5)	(486.7)	-	-
Operating earnings before financial services	202.1	186.1	-	-

Financial services revenue	-	-	77.9	56.1
Financial services expenses	-	-	(28.4)	(26.1)
Operating earnings from financial services
before arbitration settlement	-	-	49.5	30.0
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	-	-	49.5	48.0

Operating earnings	202.1	186.1	49.5	48.0
Interest expense	(27.2)	(31.9)	(0.6)	(0.7)
Intersegment interest income (expense) – net	20.2	16.7	(20.2)	(16.7)
Other income (expense) – net	(0.2)	1.6	(0.1)	0.1
Earnings before income taxes and equity earnings	194.9	172.5	28.6	30.7
Income tax expense	(63.0)	(55.6)	(10.5)	(11.4)
Earnings before equity earnings	131.9	116.9	18.1	19.3
Financial services – net earnings
attributable to Snap-on Inc.	18.1	19.3	-	-
Equity earnings, net of tax	1.5	1.7	-	-
Net earnings	151.5	137.9	18.1	19.3
Net earnings attributable to noncontrolling interests	(4.1)	(3.7)	-	-
Net earnings attributable to Snap-on Inc.	$147.4	$134.2	$18.1	$19.3

*	Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	June 30,	December 31,	June 30,	December 31,
	2012	2011	2012	2011

Assets
Cash and cash equivalents	$169.4	$181.1	$4.2	$4.5
Intersegment receivables	16.4	10.8	-	-
Trade and other accounts receivable – net	455.6	463.3	0.2	0.2
Finance receivables – net	-	-	305.9	277.2
Contract receivables – net	6.2	6.5	43.0	43.2
Inventories – net	401.4	386.4	-	-
Deferred income tax assets	74.6	90.0	11.9	2.6
Prepaid expenses and other assets	85.9	78.1	0.5	0.9
Total current assets	1,209.5	1,216.2	365.7	328.6

Property and equipment – net	359.5	351.9	2.1	1.0
Investment in Financial Services	155.6	142.0	-	-
Deferred income tax assets	123.2	119.8	0.1	5.4
Long-term finance receivables – net	-	-	463.7	431.8
Long-term contract receivables – net	9.8	9.1	168.6	156.0
Goodwill	786.2	795.8	-	-
Other intangibles – net	186.0	188.3	-	-
Other assets	88.6	83.7	1.1	1.0
Total Assets	$2,918.4	$2,906.8	$1,001.3	$923.8

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$14.2	$16.2	$-	$-
Accounts payable	141.3	124.0	0.1	0.6
Intersegment payables	-	-	16.4	10.8
Accrued benefits	45.0	48.8	-	-
Accrued compensation	72.4	87.1	1.7	3.9
Franchisee deposits	49.1	47.3	-	-
Other accrued liabilities	253.5	229.7	24.8	31.1
Total current liabilities	575.5	553.1	43.0	46.4

Long-term debt and intersegment long-term debt	191.7	257.6	778.5	710.3
Deferred income tax liabilities	110.7	108.0	1.3	0.1
Retiree health care benefits	50.3	52.8	-	-
Pension liabilities	270.4	317.7	-	-
Other long-term liabilities	69.9	70.3	22.9	25.0
Total Liabilities	1,268.5	1,359.5	845.7	781.8

Total Shareholders' Equity attributable to Snap-on Inc.	1,633.4	1,530.9	155.6	142.0
Noncontrolling interests	16.5	16.4	-	-
Total Shareholders' Equity	1,649.9	1,547.3	155.6	142.0
Total Liabilities and Shareholders' Equity	$2,918.4	$2,906.8	$1,001.3	$923.8

*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
or
Media:
Richard Secor, 262/656-5561